Exhibit 99.1

Barnes & Noble and Microsoft Form Strategic Partnership to
Advance World-Class Digital Reading Experiences for Consumers

Newly Formed Subsidiary to Include NOOK® Digital and College Businesses

New York, NY and Redmond, WA (April 30, 2012) – Barnes & Noble Inc. (NYSE: BKS) and Microsoft (NASDAQ: MSFT) today announced the formation of a strategic partnership in a new Barnes & Noble subsidiary, which will build upon the history of strong innovation in digital reading technologies from both companies. The partnership will accelerate the transition to e-reading, which is revolutionizing the way people consume, create, share and enjoy digital content.

The new subsidiary, referred to in this release as Newco, will bring together the digital and College businesses of Barnes & Noble.  Microsoft will make a $300 million investment in Newco at a post-money valuation of $1.7 billion in exchange for an approximately 17.6% equity stake.  Barnes & Noble will own approximately 82.4% of the new subsidiary, which will have an ongoing relationship with the company’s retail stores.  Barnes & Noble has not yet decided on the name of Newco.

One of the first benefits for customers will be a NOOK application for Windows 8, which will extend the reach of Barnes & Noble’s digital bookstore by providing one of the world’s largest digital catalogues of e-Books, magazines and newspapers to hundreds of millions of Windows customers in the U.S. and internationally.

The inclusion of Barnes & Noble’s College business is an important component of Newco’s strategic vision.  Through the newly formed Newco, Barnes & Noble’s industry leading NOOK Study software will provide students and educators the preeminent technology platform for the distribution and management of digital education materials in the market.

“The formation of Newco and our relationship with Microsoft are important parts of our strategy to capitalize on the rapid growth of the NOOK business, and to solidify our position as a leader in the exploding market for digital content in the consumer and education segments,” said William Lynch, CEO of Barnes & Noble.  “Microsoft’s investment in Newco, and our exciting collaboration to bring world-class digital reading technologies and content to the Windows platform and its hundreds of millions of users, will allow us to significantly expand the business.”

“The shift to digital is putting the world's libraries and newsstands in the palm of every person's hand, and is the beginning of a journey that will impact how people read, interact with and enjoy new forms of content,” said Andy Lees, President at Microsoft. “Our complementary assets will accelerate e-reading innovation across a broad range of Windows devices, enabling people to not just read stories, but to be part of them. We’re on the cusp of a revolution in reading.”

Barnes & Noble and Microsoft have settled their patent litigation, and moving forward, Barnes & Noble and Newco will have a royalty-bearing license under Microsoft’s patents for its NOOK eReader and Tablet products. This paves the way for both companies to collaborate and reach a broader set of customers.

NewCo

On January 5, Barnes & Noble announced that it was exploring the strategic separation of its digital business in order to maximize shareholder value. Barnes & Noble is actively engaged in the formation of Newco, which will include Barnes & Noble's digital and College businesses.  The company intends to explore all alternatives for how a strategic separation of Newco may occur.  There can be no assurance that the review will result in a strategic separation or the creation of a stand-alone public company, and there is no set timetable for this review.  Barnes & Noble does not intend to comment further regarding the review unless and until a decision is made.

Additional information will be contained in a Current Report on Form 8-K to be filed by Barnes & Noble.

Barnes & Noble and Microsoft will host an investor call and webcast beginning at 8:30 A.M. ET on Monday, April 30, 2012. To join the webcast, please visit: www.barnesandnobleinc.com/webcasts.

Media Contacts

For Barnes & Noble: Mary Ellen Keating Senior Vice President Corporate Communications Barnes & Noble, Inc. (212) 633-3323 mkeating@bn.com	For Microsoft: Rapid Response Team Waggener Edstrom Worldwide (503) 443-7070 rrt@waggeneredstrom.com

Investor Contact

For Barnes & Noble: Andy Milevoj Director of Investor Relations Barnes & Noble, Inc. (212) 633-3489 amilevoj@bn.com

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS), the world’s largest bookseller and a Fortune 500 company, operates 691 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 641 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States.  Barnes & Noble conducts its online business through BN.com (www.bn.com), one of the Web’s largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore™ (www.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read digital books and content on the widest range of platforms, including NOOK devices, partner company products, and the most popular mobile and computing devices using free NOOK software. Barnes & Noble is proud to be named a J.D. Power and Associated 2012 Customer Service Champion and is only one of 50 U.S. companies so named.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

NOOK®, NOOK Tablet™, NOOK Simple Touch with GlowLight™ , NOOK Simple Touch ™, NOOK Color™, Reader’s Tablet™, Best-Text™, NOOK Store™, NOOK Bookstore™, NOOK Magazines™, VividView™, NOOK Newspapers™, FREE NOOK Reading Apps™, NOOK Kids™, NOOK Digital Shop™, Read In Store™, More In Store™, LendMe®, NOOK Library™, NOOK Books en español™, NOOK Study™, Lifetime Library™ and Read What You Love.  Anywhere You Like™ are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information that are based on the beliefs of the management of Microsoft or Barnes & Noble, as applicable, as well as assumptions made by and information currently available to such management.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will”  and similar expressions, as they relate to Barnes & Noble, Newco or Microsoft or the management of Barnes & Noble or Microsoft, identify forward-looking statements.

Such statements reflect the current views of the relevant entities with respect to future events, the outcome of which is subject to certain risks, including, among others, the risk that the transactions contemplated by this press release, including with respect to any spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco, are not able to be implemented on the terms described or at all, the risk that the transactions do not achieve the expected benefits for the parties including the risk that Newco’s applications are not commercially successful or that the expected distribution of those applications is not achieved, the risk that the separation of the digital and college businesses or any subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco results in adverse impacts on Barnes & Noble or Newco (including as a result of termination of agreements and other adverse impacts), the potential impact on Barnes & Noble’s retail business of the separation, the risk that the international expansion contemplated by the relationship is not successful, the potential tax consequences for Barnes & Noble and its shareholders of a subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in Newco and the risk that Newco is not able to perform its obligations under the commercial agreement, including with respect to the development of applications and international expansion, and the consequences thereof and general risks related to the businesses that will become part of Newco, including those risks discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K and Form 10-K/A, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned.  Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  The parties undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.